Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 28, 2012 relating to the statement of financial condition for the years ended December 31, 2011 and 2010 of United States Commodity Funds LLC and Subsidiaries included in the Current Report on Form 8-K filed on behalf of United States 12 Month Oil Fund, LP and to the reference to our Firm as “Experts” in the Prospectus.

/s/ Spicer Jeffries LLP
SPICER JEFFRIES LLP

Greenwood Village, Colorado

May 3, 2012